SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 29, 2002
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                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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


ITEM 5. OTHER EVENTS

      On April 29, 2002, a news release was issued by General Motors Corporation
(GM) announcing an agreement with Daewoo on creation of new company. The release is as follows:

                  GM AND PARTNERS REACH AGREEMENTS WITH DAEWOO
                           ON CREATION OF NEW COMPANY

Seoul, South Korea -- General Motors Corporation (NYSE: GM, GMH), Daewoo Motor Company, and the Korea Development Bank acting on behalf of the Daewoo Motor Creditors Committee, today signed final definitive agreements for the establishment of a new automotive company. GM, certain of its business partners, and the creditors will be the stockholders in the new company.

The new company would have annual revenues of about U.S. $5 billion and would own and operate selected domestic and foreign assets of Daewoo Motor Company. The transaction is expected to close within two to three months, pending court and government approvals. Daewoo will continue to manage and operate its businesses until closing.

"This is an important day for GM," said GM Chairman John F. Smith, Jr. "GM's investment in this new company allows us to participate in the important South Korean market, and share in the benefits associated with its outstanding product development and manufacturing capabilities. This enterprise will produce a new generation of cost competitive vehicles that can be marketed around the world."

"Today's agreements represent a significant milestone for Korea. These agreements not only save thousands of jobs in South Korea, but also provide a powerful boost for the industry and the economy as a whole," said Jung Keun-yong, governor of the Korean Development Bank. "They send a powerful message that Korea is open for business - that Korea is a good place to invest and a good place in which to do business."

GM will invest U.S. $251 million, a 42.1 percent stake in the new company, which has yet to be named. Daewoo creditors will hold a 33 percent stake. Certain of GM's business partners will share the remaining 24.9 percent equity interest.

The basic framework for the definitive agreements include the following:

   - The new company will be capitalized through cash contributions of U.S. $400 million from GM and its participating business partners, and U.S. $197 million from Daewoo creditors for ownership stakes equaling 67 percent and 33 percent respectively.

   - In return for the creditors contributing selected Daewoo automotive assets, the new company will issue to the creditors a long-term redeemable preferred equity with a face value of U.S. $1.2 billion and an average annual coupon rate of 3.5 percent.






                                      - 2 -

   - The assets to be contributed to the new company include a total of nine overseas subsidiaries and three manufacturing plants. The sales subsidiaries include those in Austria, the Benelux countries, France, Germany, Italy, Puerto Rico, Spain, Switzerland, plus Daewoo's European parts operations in the Netherlands. The manufacturing plants are located in Changwon and Kunsan, South Korea, and the automobile operations in Hanoi, Vietnam.

   - The manufacturing facility in Bupyong, South Korea, will remain open and continue to supply the new company with vehicles, engines, transmissions and components for at least six years. The agreements give the new company an option to acquire this plant any time within the next six years.

   - The new company will continue to use the Daewoo brand in Korea, in countries where overseas subsidiaries are acquired such as those in Western Europe, and in certain countries where independent distributors exist. In addition, the new company's products will be exported to new markets, such as Mexico and use established GM or GM-affiliated brands. Final branding and distribution plans are still under development and will be announced after the transaction close.

   - The new company will also assume U.S. $573 million of primarily operating liabilities.

   - The new company will also acquire inventories associated with the acquired assets with a value of U.S. $385 million.

   - Long-term committed working capital facilities of U.S. $2 billion will be provided to the new company by the South Korean creditors.

   - Provisions will be made to ensure that Daewoo's existing customer warranty obligations are satisfied following completion of the transaction.

   - For those overseas manufacturing facilities of Daewoo Motor Company that are not being acquired by the new company, several will continue to be supplied parts, components and technical assistance from the new company for a period of time.

   - Many of the existing sales subsidiaries in Western Europe will be acquired by the new company. In the United Kingdom, the sales subsidiaries will not be acquired and it is intended that a new sales operation be created. The distribution set-up in other European markets, which has been handled by independent importers will be reviewed. It is intended that the new company will establish a European Operations Center to direct and coordinate its business in Europe.

   - Nick Reilly will serve as president and chief executive officer of the new company. In the interim, a transition team consisting of Daewoo management, and management personnel from GM and its business partners will be appointed to ensure a successful startup after closing.


                                      - 3 -

   - It is expected that employment levels in Korea will be maintained at current levels.

   - Other facilities, subsidiaries, ventures, debts and liabilities not included as part of the definitive agreements will be the responsibility of the existing Daewoo Motor Company.

GM, Daewoo Motor Company and the Daewoo Motor Creditors Committee began formal negotiations in May 2001 following more than six months of evaluation and business plan development. The three sides signed a non-binding memorandum of understanding in September outlining the framework for the negotiation of a definitive agreement.
Additional information about this transaction can be found at http://media.gm.com.

                                      # # #


In this press release and related comments by General Motors management, our use of the words "outlook," "expect," "anticipate," "estimate," "forecast," "project," "likely," "objective," "plan," "designed," "goal," "target," and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-15, 16) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates or political stability; shortages of fuel or interruptions in transportation systems, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    May 1, 2002
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                                       By
                                            s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)





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